UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2013

EVOKE PHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36075	20-8447886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Lomas Santa Fe Drive, Suite 270 Solana Beach, CA		92075
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (760) 487-1255

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Marilyn R. Carlson, D.M.D., M.D., as Chief Medical Officer

On December 2, 2013, Evoke Pharma, Inc. (the “Company”) announced the appointment of Marilyn R. Carlson, D.M.D., M.D. as Chief Medical Officer, effective December 1, 2013.

Dr. Carlson, 56, has more than 22 years of pharmaceutical industry experience in the development and post-marketing support of drugs, biologics, devices and diagnostics. Prior to joining the Company, in 2012 Dr. Carlson helped found Agility Clinical, Inc., a contract research organization focused on the support of virtual companies, start-up companies and companies with orphan drugs. From 2004 to 2012, Dr. Carlson served as Vice President, Medical and Regulatory Affairs at Synteract, Inc., a clinical research organization, where she was responsible for safety surveillance, medical monitoring and regulatory submissions, among other duties. In 2004, Dr. Carlson founded and served as President of entreMeDica, Inc., a consulting firm offering chief medical officer services to biotechnology and life sciences companies and supporting marketed products in a variety of therapeutic areas. Dr. Carlson also served as Vice President, Medical/Regulatory and Chief Medical Officer at Prometheus Laboratories Inc. from 2000 to 2004 and as Vice President, Clinical and Medical Affairs and Chief Medical Officer at Advanced Corneal Systems (now ISTA Pharmaceuticals) in 2000. Before that, Dr. Carlson worked at XOMA (US) LLC as Vice President, Clinical and Medical Affairs from 1999 to 2000 and as Medical Director from 1997 to 1999. From 1991 to 1997, Dr. Carlson held positions in clinical research, medical affairs and tehnical brand management at Proctor & Gamble Healthcare and Proctor & Gamble Pharmaceuticals. Prior to joining The Proctor & Gamble Company, Dr. Carlson held academic and clinical positions at Case Western Reserve University, Western Reserve Geriatric Education Center and the MetroHealth Medical Center in Cleveland, Ohio. Dr. Carlson earned an M.D. from Case Western Reserve University, a D.M.D. from the Harvard School of Dental Medicine and a B.A. in Anthropology/Biology from Hunter College of the City University of New York. She completed an internal medicine residency at the Cleveland Clinic Foundation, a general practice dentistry residency at Long Island Jewish-Hillside Medical Center and the Jewish Institute for Geriatric Care, and received Regulatory Affairs Certification from the Regulatory Affairs Professional Society.

In connection with her appointment, the Company and Dr. Carlson entered into an employment agreement, effective as of December 1, 2013 (the “Employment Agreement”).

Under the Employment Agreement, Dr. Carlson agrees to devote 80% of her productive time and efforts to the performance of her duties as Chief Medical Officer. Pursuant to the terms of the Employment Agreement, Dr. Carlson’s base salary will be $285,000 per year, which amount will be subject to review each year at the sole discretion of the Compensation Committee of the board of directors of the Company (the “Board”). Dr. Carlson will also be eligible to earn, commencing with the fiscal year ending December 31, 2014, an annual cash performance bonus under the Company’s bonus plan or plans applicable to senior executives. Dr. Carlson’s target annual bonus under any such plan will be 30% of her base salary actually paid for such year. The annual cash performance bonus payable will be based on the achievement of individual and/or Company performance goals to be determined in good faith by the Board or an authorized committee of the Board. The Company will also pay Dr. Carlson a taxable monthly payment equal to the monthly premium Dr. Carlson pays for healthcare coverage under Medicare, in an amount not to exceed $2,000 per month.

Pursuant to the Employment Agreement, as soon as practicable following her commencement of employment, Dr. Carlson will be awarded a stock option to purchase 100,000 shares of the Company’s common stock pursuant to the Company’s 2013 Equity Incentive Plan, of which 25% of the stock options will vest on the first anniversary of Dr. Carlson’s commencement of employment, and the remainder will vest in 36 equal monthly installments thereafter, subject to her continued employment with the Company on each applicable vesting date. The exercise price per share of such stock options will be the closing price per share of the Company’s common stock on the date of grant.

Pursuant to the Employment Agreement, if the Company terminates Dr. Carlson’s employment without “cause” or Dr. Carlson resigns for “good reason” (each as defined in the Employment Agreement), Dr. Carlson is entitled to the following payments and benefits: (1) her fully earned but unpaid base salary through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which she is entitled; (2) a lump sum cash payment in an amount equal to her monthly base salary as in effect immediately prior to the date of termination for a period of nine months; (3) a lump sum cash payment in an amount equal to her bonus for the year in which the termination of her employment occurs, prorated for the period of her service during such year, provided that Dr. Carlson shall not be entitled to receive such amount in the event that her termination results from her discharge by the Company without cause prior to a change in control (as defined in the Employment Agreement); and (4) a taxable monthly payment in an amount equal to her monthly healthcare coverage costs under Medicare as in effect immediately prior to the date of termination, in an amount not to exceed $2,000 per month, for a period of nine months.

In the event Dr. Carlson’s termination without cause or resignation for good reason occurs within three months prior to the occurrence of a change in control or within 12 months following a change in control, all of her outstanding unvested stock awards will accelerate and become fully vested on the later of (1) the date of termination or (2) the date of such change in control.

The Employment Agreement also contains standard confidentiality, non-competition and non-solicitation covenants.

The foregoing description of the Employment Agreement is qualified by reference to the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, effective as of December 1, 2013, between the Company and Marilyn R. Carlson, D.M.D., M.D.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2013	EVOKE PHARMA, INC.

	By:	/s/ Matthew J. D’Onofrio
	Name:	Matthew J. D’Onofrio
	Title:	Executive Vice President, Chief Business Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, effective as of December 1, 2013, between the Company and Marilyn R. Carlson, D.M.D., M.D.